UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 25, 2010

VIRNETX HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5615 Scotts Valley Drive, Suite 110 Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 438-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.                      Other Events.

On March 24, 2010, VirnetX, Inc., the principal operating subsidiary of VirnetX Holding Corporation (“VirnetX”), entered into an agreement to extend a letter of intent with VeriSign, Inc. (“VeriSign,”) under which VirnetX intends to work with VeriSign to create a technical pilot for providing services that could include VirnetX's exclusive secure domain name registry and managed connection and relay services along with providing a complete PKI solution for VirnetX’s secure domain name initiative.  This falls under the original December 23, 2009, letter of intent objectives to collaborate in the development of mobile directory services and solutions using secure domain names and PKI certificate infrastructure.  The strategic relationship contemplated by the letter of intent remains subject to, among other things, the negotiation, execution and delivery of definitive agreements.  The letter of intent also provides for a binding exclusivity period until June 4, 2010, during which period the parties have agreed not to solicit or encourage proposals from any other person or entity regarding a strategic relationship, the primary purpose thereof is to assess and evaluate the technical, market and commercial viability to jointly develop and provide the services contemplated by the letter of intent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRNETX HOLDING CORPORATION

Date: March 25, 2010	By:	/s/ Kendall Larsen
Kendall Larsen
Chief Executive Officer

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